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                                                                    EXHIBIT 10.4

                        HOTEL RESERVATIONS NETWORK, INC.
                          DIRECTORS' STOCK OPTION PLAN
                          (Effective February __, 2000)



SECTION 1.                  PURPOSES OF THE PLAN

         The Hotel Reservations Network, Inc. Directors Stock Option Plan (the "Plan") is intended to enable Hotel Reservations Network, Inc. (the "Company") to attract and retain persons of outstanding competence to serve as members of the Board of Directors of the Company and to provide a direct link between Directors' compensation and stockholder value.

SECTION 2.                 ADMINISTRATION OF THE PLAN

         A. COMMITTEE -- The Plan shall be administered by the Compensation/Benefits Committee of the Board of Directors of the Company (the "Committee"), which shall consist of not less than two members of the Board of Directors, each of whom shall be a "disinterested person" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Grants of stock options ("Options") to eligible participants under the Plan and the amount, nature and timing of the grants shall be automatically determined as described in Sections 4 and 5 and shall not be subject to the determination of the Committee.

         B. AUTHORITY OF THE COMMITTEE -- Subject to certain specific limitations and restrictions set forth in the Plan, the Committee shall have full and final authority to interpret the Plan; to prescribe, amend and rescind rules and regulations, if any, relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or gross negligence. All decisions which are made by the Committee with respect to interpretation of the terms of the Plan and with respect to any questions or disputes arising under the Plan shall be final and binding on the Company and the participants, their heirs or beneficiaries. The Committee shall not be empowered to take any action, whether or not otherwise authorized under the Plan, which would result in any Director failing to qualify as a "disinterested person".

         C. ACTS OF THE COMMITTEE -- A majority of the Committee will constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is


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present, or acts approved in writing by all members of the Committee without a meeting, will be the acts of the Committee.


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SECTION 3.                 STOCK SUBJECT TO THE PLAN

         A. COMMON STOCK -- The stock which is the subject of grants of Options under the Plan shall be the Company's Common Stock, par value $.01 per share ("Common Stock"), which grants shall be subject to the terms, conditions and restrictions described in the Plan.

         B. MAXIMUM NUMBER OF SHARES THAT MAY BE GRANTED -- There may be granted under the Plan an aggregate of not more than 100,000 shares of Common Stock, subject to adjustment as provided in Section 7 hereof. If any Option expires or terminates prior to being fully exercised, any shares allocable to the unexercised portion of such Option shall thereafter be made subject to the terms of the Plan. Shares of Common Stock granted pursuant to the Plan may be either authorized, but unissued, shares or reacquired shares, or both.

SECTION 4.                 PARTICIPATION

         A. DIRECTORS -- Participation in the Plan shall be limited to persons who serve as members of the Board of Directors of the Company and who, at the time of grant, are not "employees" of the Company and/or any of its affiliates, within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"). A Director who is an employee and who retires or resigns from employment with the Company and/or any of its affiliates, but remains a Director of the Company, shall become eligible to participate in the Plan at the time of such termination of employment.

         B. GRANTS -- Each Director shall receive upon initial election to office and thereafter annually on the date of the Company's Annual Meeting of Stockholders at which such Director is re-elected to office (provided such date is at least 12 months following such Director's initial election to office) (in each case, the "Grant Date") an Option to acquire 5,000 shares of Common Stock at a price equal to the Fair Market Value of the shares of Common Stock subject to such Option on the trading day immediately preceding the Grant Date. "Fair Market Value" means the mean of the highest and lowest sale price for the Common Stock as reported on any securities exchange on which the Common Stock is listed or the mean of the highest and lowest bid price on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or if the Common Stock is not so reported or listed, as determined in good faith by the Board of Directors.


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SECTION 5.                 TERMS AND CONDITIONS OF STOCK GRANTS

         A. VESTING -- Except as provided in paragraph D of this Section V, the Options shall vest and become exercisable as follows: with respect to 1,667 shares of Common Stock, on each of the first two anniversaries of the Grant Date; and with respect to the remaining 1,666 shares of Common Stock, on the third anniversary of the Grant Date. Except as provided by the Board of Directors or the Committee at the time of grant or thereafter, in the event a Director's service to the Company terminates before the Options have vested, the any Option granted to such Director which has not vested shall be cancelled with the Director having no further right or interest in such forfeited Option.

         B. EXERCISE PERIOD -- Each Option shall remain outstanding until the tenth anniversary of the Grant Date. Except as provided by the Board of Directors or the Committee at the time of grant or thereafter, in the event a Director's service to the Company terminates, any vested Option then held by a Director shall be cancelled 120 days after such termination of service.

         C. RESTRICTIONS ON TRANSFER -- An Option may not be assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent or distribution.

         D. CHANGE OF CONTROL -- Upon a Change of Control, all Options that have not previously become exercisable or been terminated shall become exercisable.

For purposes of the Plan, a "Change of Control" shall mean the occurrence of any of the following:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller, Liberty Media Corporation and their respective affiliates (within the meaning of Rule 12b-2 promulgated under the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing a majority of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
         (a), the following acquisitions shall not constitute a Change of
         Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (b); or


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                  (b) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

                  (c) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         E. Cash-Out Rights -- During the 60-day period from and after a Change of Control (the "Exercise Period"), a Director shall have the right (the "LSAR"), in lieu of the payment of the exercise price of the shares of Common Stock being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive in cash, within 10 days of such notice, an amount equal to the amount by which the Change of Control Price per share shall exceed the exercise price per share of Common Stock under the Option multiplied by the number of shares of Common Stock granted under the Option; provided, however, that if the Change of Control is within six months of the Grant Date no such election shall be made by such Director with respect to such Option prior to six months from the Grant Date. "Change of Control Price" shall mean the higher of
(i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of an Option which was granted within six months of the Change of Control, the Change of Control Price for such Option shall be the


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Fair Market Value of the Common Stock on the date such Option is exercised or deemed exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

SECTION 6.                COMPLIANCE WITH LAW AND OTHER CONDITIONS

         A. RESTRICTIONS UPON COMMON STOCK -- The listing upon a stock exchange or the registration or qualification under any federal or state law of any shares of Common Stock subject to Options pursuant to the Plan may be necessary or desirable as a condition of, or in connection with, such grant and, in any such event, delivery of the certificates for such shares of Common Stock shall, if the Committee, in its sole discretion, shall determine, not be made until such listing, registration or qualification shall have been completed.

         B. RESTRICTIONS UPON RESALE OF UNREGISTERED STOCK -- If the issuances of the shares of Common Stock upon exercise of an Option are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Director, if the Committee shall deem it advisable, may be required to represent and agree in writing:

         (i) that any shares of Common Stock acquired by such Director pursuant to the Plan will not be sold, except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and

         (ii) that such Director is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof.

SECTION 7.                 ADJUSTMENTS

         The number of shares of Common Stock of the Company reserved for grants under the Plan shall be subject to appropriate adjustment by the Committee, as necessary, to reflect any stock split, stock dividend, recapitalization, reclassification, merger, consolidation, reorganization, combination or exchange of shares or similar event.

SECTION 8.                 MISCELLANEOUS PROVISIONS

         A. Nothing in the Plan shall be construed to give any Director of the Company any right to a grant of an Option under the Plan unless all conditions described within the Plan are met as determined in the sole discretion of the Committee.


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         B. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time. Nothing in the Plan shall in any manner be construed to limit in any way the right of the Company or its stockholders to reelect or not reelect or renominate or not renominate a participating Director.

         C. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any grant of an Option nor to any participating Director.

         D. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, to withhold in connection with any event or action under the Plan.

SECTION 9.                 TERM, AMENDMENT AND TERMINATION

         A. The Plan will terminate on February 21, 2010. Under the Plan, Options outstanding as of February 21, 2010 shall not be affected or impaired by the termination of the Plan.

         B. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under an Option theretofore granted without the optionee's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, as promulgated by the Securities and Exchange Commissioner any successor agency under Section 16(b) of the Exchange Act, as amended from time to time ("Rule 16b-3"), or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

         C. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

         D. No amendment to Sections 4 or 5 of the Plan may be made more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder.

SECTION 10.                    GOVERNING LAW


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         The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware and construed accordingly.

SECTION 11.                    APPROVAL BY STOCKHOLDERS

         The Plan shall become effective only upon approval by the stockholders of the Company.